Exhibit 99.1
Raptor Pharmaceutical’s DR Cysteamine Receives
Orphan Medicinal Product Designation from the
European Medicines Agency
Potential for 10 Years Market Exclusivity in E.U.
Novato, California, June 15, 2010 — Raptor Pharmaceutical Corp. (“Raptor” or the “Company”) (NASDAQ: RPTP), announced that the European Medicines Agency’s (“EMA”) Committee for Orphan Medicinal Products (“COMP”) has issued a positive opinion recommending orphan medicinal product designation for DR Cysteamine for the potential treatment of cystinosis.
DR Cysteamine is Raptor’s proprietary, delayed-release, oral formulation of cysteamine bitartrate. Immediate-release cysteamine bitartrate is the current standard of care for treating cystinosis.
“The granting of orphan medicinal product designation by EMA is a significant milestone in the development and eventual commercialization of DR Cysteamine for the potential treatment of cystinosis as it allows for ten years of market exclusivity in the European Union (“E.U.”) once the drug is approved,” said Ted Daley, President of Raptor. “Our progress with European regulators dovetails well with our work with the U.S. Food and Drug Administration’s (“FDA”) Office of Orphan Product Development and is an important aspect of our orphan product strategy. Our recent Phase IIb study with DR Cysteamine in cystinosis patients demonstrated improved tolerability and the potential to reduce total daily dosage and administration frequency compared to immediate-release cysteamine bitartrate. Raptor is now poised to initiate its pivotal, Phase III clinical trial in cystinosis patients at multiple sites in the U.S. and Europe in Q2 2010.”
The EMA grants orphan medicinal product designations to advance the development of drugs intended to treat, prevent or diagnose life-threatening or very serious conditions that are rare and affect not more than 5 in 10,000 persons in the E.U. With this designation, Raptor will have market exclusivity in the E.U. for ten years in the event that DR Cysteamine receives marketing approval as a treatment for cystinosis. The designation also provides for special benefits, including research support, eligibility for protocol assistance, and possible exemptions or reductions in certain regulatory fees during development or at the time of application for marketing approval.
Raptor’s European clinical development subsidiary, Raptor Pharmaceuticals Europe B.V., has been granted Small and Medium-Sized Enterprises status (“SME”) by the EMA which, in Europe, provides Raptor with administrative and procedural assistance, fee reductions for scientific advice and inspections, fee exemptions for certain administrative services of EMA, deferral of the fee payable for an application for marketing authorization or related inspection, conditional fee exemption where scientific advice is followed and a marketing authorization application is not successful and assistance with translations of product information documents submitted in the application for marketing authorization. SME status is renewed bi-annually and represents a significant cost savings for small companies, like Raptor, in developing potential therapeutics in the E.U. In cases where orphan medicinal product designation and SME status provide similar cost savings, the most beneficial savings to Raptor would prevail.
About Cysteamine and DR Cysteamine
Immediate-release cysteamine bitartrate is approved for sale by the FDA and EMA to treat cystinosis, a rare, genetic lysosomal storage disease. DR Cysteamine is Raptor’s proprietary enteric-coated, microbead formulation of cysteamine bitartrate in gelatin capsules designed to potentially reduce dosing frequency and gastrointestinal side effects.
Raptor obtained an exclusive, worldwide license from University of California, San Diego (“UCSD”) for intellectual property covering DR Cysteamine. Raptor has clinical development programs underway for DR Cysteamine as a potential treatment for a number of therapeutic indications including cystinosis, Huntington’s Disease, and non-alcoholic steatohepatitis (“NASH”). Raptor recently presented positive Phase IIa clinical trial data of cysteamine in NASH patients and recently announced positive Phase IIb clinical trial data in cystinosis patients.
About Raptor Pharmaceutical Corp.
Raptor Pharmaceutical Corp. (NASDAQ: RPTP) (“Raptor”) is dedicated to speeding the delivery of new treatment options to patients by working to improve existing therapeutics through the application of highly specialized drug targeting platforms and formulation expertise. Raptor focuses on underserved patient populations where it can have the greatest potential impact. Raptor currently has product candidates in clinical development designed to potentially treat nephropathic cystinosis, non-alcoholic steatohepatitis (“NASH”), Huntington’s Disease (“HD”), aldehyde dehydrogenase (“ALDH2”) deficiency, and a non-opioid solution designed to potentially treat chronic pain.
Raptor’s preclinical programs are based upon bioengineered novel drug candidates and drug-targeting platforms derived from the human receptor-associated protein (“RAP”) and related proteins that are designed to target cancer, neurodegenerative disorders and infectious diseases.
For additional information, please visit www.raptorpharma.com.
FORWARD LOOKING STATEMENTS
This document contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future results of operation or future financial performance, including, but not limited to the following statements: that Raptor will be able to obtain marketing approval of DR Cysteamine for cystinosis; that Raptor will be able to commercialize DR Cysteamine for cystinosis in the E.U., if at all; that DR Cysteamine could reduce gastrointestinal side effects, total daily dosage and administration frequency compared to immediate-release cysteamine bitartrate; that Raptor will initiate its pivotal, Phase III clinical trial in cystinosis patients at multiple sites in the U.S. and Europe in Q2 2010; that Raptor will save costs due to its orphan product designation and its SME status in the E.U.; that Raptor will maintain its SME status in the E.U.; and Raptor’s ability to successfully develop any of its product candidates. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause the Company’s actual results to be materially different from these forward-looking statements. Factors which may significantly change or prevent the Company’s forward looking statements from fruition include that Raptor may be unsuccessful in developing any products or acquiring products; that Raptor’s technology may not be validated as it progresses further and its methods may not be accepted by the scientific community; that Raptor is unable to retain or attract key employees whose knowledge is essential to the development of its products; that unforeseen scientific difficulties develop with the Company’s process; that Raptor’s patents are not sufficient to protect essential aspects of its technology; that competitors may invent better technology; that Raptor’s products may not work as well as hoped or worse, that the Company’s products may harm recipients; and that Raptor may not be able to raise sufficient funds for development or working capital. As well, Raptor’s products may never develop into useful products and even if they do, they may not be approved for sale to the public. Raptor cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Certain of these risks, uncertainties, and other factors are described in greater detail in the Company’s filings from time to time with the Securities and Exchange Commission (the “SEC”), which Raptor strongly urges you to read and consider, including Raptor’s current report on Form 8-K filed with the SEC on February 5, 2010; and Raptor’s quarterly report on Form 10-Q filed with the SEC on April 9 , 2010, all of which are available free of charge on the SEC’s web site at http://www.sec.gov. Subsequent written and oral forward-looking statements attributable to Raptor or to persons acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth in Raptor’s reports filed with the SEC. Raptor expressly disclaims any intent or obligation to update any forward-looking statements.
For more information, please contact:
Trout Group (investors)
Lauren Glaser
(646) 378-2972
lglaser@troutgroup.com
The Ruth Group (media)
Jason Rando
(646) 536-7025
jrando@theruthgroup.com